UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 29, 2018

BLUE BIRD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-36267	46-3891989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3920 Arkwright Road, Suite 200 Macon, Georgia	31210
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (478) 822-2801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 4, 2018, the Blue Bird Corporation (the "Company") issued a press release announcing the resignation of Michael Sand from the Board of Directors effective November 30, 2018 and the election of Connor Wentzell to the Board of Directors and as a member of the Compensation Committee effective November 30, 2018. A copy of the press release is attached hereto as Exhibit 991.1 and hereby incorporated by reference. Mr. Wentzell was elected as a director of the Company to serve as a Class III director for a term expiring in 2020.

There is no material plan, contract or arrangement to which Mr. Wentzell is a party or in which he participates that has been entered into in connection with this event. It is anticipated that Mr. Wentzell will participate in the Company’s current director compensation programs to the same extent as the other directors of the Company, as described in the Company’s Definitive Proxy Statement dated February 3, 2018 with respect to its 2018 Annual Meeting of Stockholders.

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS
(d)     Exhibits

Exhibit No.     Description

99.1	Press release of the Company, dated December 4, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE BIRD CORPORATION

Dated:	December 4, 2018	/s/ Paul Yousif
Paul Yousif
General Counsel and Corporate Treasurer

Exhibit Index

Exhibit No.        Description
99.1            Press release of the Company, dated December 4, 2018.